Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Company's Registration Statements on Form S-8, as amended (File Nos. 333-280377, 333-273082, 333-264119, 333-249213, 333-235375, 333-231264, 333-211348, 333-200557, 333-190542, 333-176915, 333-170891, 333-165933 and 333-159096) and on Form S-1, as amended (File Nos. 333-274403, 333-274011 and 333-225483), including any related prospectuses of the foregoing, of Golden Minerals Company of our report dated April 15, 2025 relating to the consolidated financial statements appearing in this Form 10-K for the year ended December 31, 2024.

/s/ Haynie & Company
Salt Lake City, Utah

April 15, 2025